Exhibit 99.1

Excerpts from the Eagle Parent, Inc.

Confidential Preliminary Offering Memorandum

dated May 2, 2011

Unless the context requires otherwise, references in these excerpts to “we,” “our,” “us” and “the Company” are to be to Eagle Parent, Inc. and its consolidated subsidiaries, after consummation of the Transactions.

USE OF PROCEEDS

The following table sets forth the estimated sources and uses of funds at closing in connection with the Transactions.

Sources of Funds:	Amount	Uses of Funds:	Amount
	(in thousands)		(in thousands)
Cash on hand	$159,911	Purchase of Activant equity (4)	$444,401
Senior Secured Credit Facilities (1)	870,000	Purchase of Epicor equity (5)	802,092
Notes offered hereby (2)	465,000	Refinance existing indebtedness (6)	783,032
New equity (3)	647,700	Fees and expenses (7)	113,086

Total Sources	$2,142,611	Total Uses	$2,142,611

(1)	The Senior Secured Credit Facilities will consist of (i) a $870.0 million (net of $8.7 million in original issue discount) term loan facility with a seven year maturity and (ii) a $75.0 million revolving credit facility with a five year maturity. The revolving credit facility is expected to be undrawn at closing.
(2)	Represents the principal amount of the notes, excluding any offering discount.
(3)	Represents the approximate equity contribution to be made by investment funds affiliated with Apax Partners L.P. and Apax Partners, LLP (“Apax”) and other investors.
(4)	Reflects the total consideration to be paid to holders of all of the issued and outstanding shares of Activant’s common stock and the settlement of vested and unvested stock options in the acquisition (the “Acquisition”) by Eagle Parent, Inc. (“Eagle Parent”), directly or indirectly, of Epicor Software Corporation (“Epicor”) and Activant Group Inc. (“Activant Group”).
(5)	Reflects the total consideration to be paid to holders of all of the issued and outstanding shares of Epicor’s common stock and the settlement of vested and unvested stock options, and unvested service-based and performance-based restricted stock in the Acquisition.
(6)	Epicor has approximately $35.0 million outstanding under its revolving credit facility. Epicor also has $230.0 million of 2.375% convertible senior notes due May 15, 2027. There is $2.1 million of accrued interest associated with Epicor’s notes. Activant has $382.5 million of senior secured credit loans of which $109.3 million are due May 2, 2013 and $273.2 million are due February 2, 2016. Activant also has $114.3 million of 9.5% senior subordinated notes due May 2, 2016. There is $5.7 million of accrued interest on the senior secured credit loans and $3.5 million of accrued interest on the senior subordinated notes, along with a $5.5 million breakage fee associated with Activant’s senior subordinated notes and $4.2 million required for the settlement of Activant’s interest rate swap.
(7)	Reflects our estimate of fees and expenses associated with the Transactions, including placement, initial purchaser discounts, underwriting and other financing fees, advisory fees, sponsor fees and other transactions costs.

NON-GAAP FINANCIAL MEASURES

The U.S. Securities and Exchange Commission (“SEC”) has adopted certain regulations regarding the use of financial measures that differ from measures calculated in accordance with GAAP. The SEC may take the view that the non-GAAP financial measures and ratios included in this offering memorandum, including, for example, EBITDA, Adjusted EBITDA, and ratios utilizing Adjusted EBITDA do not comply with these regulations and may require us to remove them from, or change the way we report our non-GAAP financial measures in, the registration statement in order to comply with such regulations. Any modification or reformulation of our historical or pro forma financial information or any other information in the registration statement that we present in this offering memorandum as a result of comments by the SEC could be significant.

We have included certain non-GAAP financial measures in this offering memorandum, including earnings before the cumulative effect of accounting change, interest, income taxes, depreciation and amortization, or EBITDA, and Adjusted EBITDA. We believe that the presentation of EBITDA enhances an investor’s understanding of our financial performance. We believe that EBITDA is a useful financial metric to assess our operating performance from period to period by excluding certain items that we believe are not representative of our core business. We believe that EBITDA will provide investors with a useful tool for assessing the comparability between periods of our ability to generate cash from operations sufficient to pay taxes, to service debt and to undertake capital expenditures. We use EBITDA for business planning purposes and in measuring our performance relative to that of our competitors.

We believe EBITDA and Adjusted EBITDA are measures commonly used by investors to evaluate our performance and that of our competitors. EBITDA and Adjusted EBITDA are not presentations made in accordance with GAAP and our use of the terms EBITDA and Adjusted EBITDA varies from others in our industry. EBITDA and Adjusted EBITDA should not be considered as alternatives to net income (loss), operating income or any other performance measures derived in accordance with GAAP as measures of operating performance or operating cash flows or as measures of liquidity.

EBITDA and Adjusted EBITDA have important limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. For example, EBITDA and Adjusted EBITDA:

•	exclude certain tax payments that may represent a reduction in cash available to us;

•	do not reflect any cash capital expenditure requirements for the assets being depreciated and amortized that may have to be replaced in the future;

•	do not reflect changes in, or cash requirements for, our working capital needs; and

•	do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt.

In calculating Adjusted EBITDA, we add back certain non-cash, non-recurring and other items that are included in EBITDA and net income as required by various covenants in the indenture governing the notes and our new Senior Secured Credit Facilities.

The following table shows the reconciliation of EBITDA and Adjusted EBITDA from the most directly comparable GAAP measure:

Twelve Months Ended March 31, 2011
(in thousands)
Pro Forma Statement of Operations Data:
Revenue:
Systems	$371,596
Services	451,254

Total Revenues	822,850

Cost of revenues
Systems	209,560
Services	135,405

Total cost of revenues	344,965

Gross profit	477,885

Operating expenses:
Sales and marketing	150,526
Product development	87,814
General and administrative	78,296
Depreciation and amortization	120,624
Restructuring costs	7,492

Total operating expenses	444,752

Operating income	33,133

Interest expense	(95,607)
Other income, net	176

Loss from continuing operations before income taxes	(62,298)
Income tax benefit	(12,665)

Loss from continuing operations	$(49,633)

(in thousands)	Twelve Months Ended March 31, 2011
Reconciliation of loss from continuing operations to Adjusted EBITDA:
Loss from continuing operations	$(49,633)
Loss from discontinued operations and gain on sale of discontinued operations, net of taxes	5,863

Net loss	(43,770)
Adjustments:
Interest expense	95,607
Income tax expense and other income-based taxes	(12,665)
Depreciation and amortization	120,624
Non-recurring cash charges and restructuring charges(1)	9,048
Non-cash charges(2)	23,704
Gains on asset sales(3)	(6,178)
Reversal of disposed of EBITDA from sale of our productivity tools business	385
Other(4)	3,707
EBITDA from acquisition of Spectrum(5)	672
Synergies(6)	21,700
Quality of earnings adjustments(7)	(3,570)

Adjusted EBITDA	$209,264

(in thousands)	As of March 31, 2011
Pro Forma Balance Sheet Data:
Cash and cash equivalents	$19,492
Total assets	2,521,764
Total debt	1,326,500
Total liabilities	1,913,658
Total stockholders’ equity	608,106

(in thousands, except ratios)	As of March 31, 2011

Other Pro Forma Financial Data and Credit Statistics:
Ratio of total net debt to Adjusted EBITDA(8)	6.3	x
Ratio of Adjusted EBITDA to cash interest expense	2.5	x
LTM capital expenditures	$28,117

(1)	Represents restructuring charges, integration costs, employee severance and related fees.
(2)	Represents impairment charges and stock-based compensation related to granting of stock awards to key employees.
(3)	Represents gain on the sale of assets related to primarily related to the sale of Activant’s Productivity Tools Division.
(4)	Represents historical acquisition costs, purchase accounting adjustments, pro forma adjustments, deferred compensation payments, foreign exchange and sponsor payments.
(5)	Adjusts for the impact of the acquisition of Spectrum to EBITDA for the period before Epicor consolidated Spectrum’s financials after the acquisition closed in December 2010.
(6)	Synergies include estimated reductions in facilities costs of $2.8 million, general and administrative costs of $7.8 million, operational costs of $8.9 million and public company costs of $2.2 million.
(7)	Quality of earnings adjustments include: (a) dividends from JV partners of $(1.5 million); (b) legal income and expenses related to certain legal disputes settled in 2010 of $0.4 million; (c) Quebec research and development tax credits of $(2.9 million); and (d) other adjustments including severance, tax related expenses, relocation costs and other small items totalling $0.4 million.
(8)	Ratio of face value of total debt net of the pro forma cash and cash equivalents to pro forma Adjusted EBITDA as of March 31, 2011.

CAPITALIZATION

The following table sets forth our combined cash and cash equivalents and combined capitalization as of March 31, 2011 on a pro forma basis, giving effect to the Transactions and the sale of the notes offered hereby.

As of March 31, 2011
(in thousands)	Pro Forma
(unaudited)
Cash and cash equivalents	$19,492

Debt:
Notes offered hereby (1)	465,000
Senior Secured Credit Facilities (2)	861,300

Total debt (3)	1,326,300
Stockholders’ equity (4)	608,106

Total capitalization	$1,934,406

(1)	Represents the principal amount of the notes (both current portion and non-current portion of long-term debt), excluding any offering discount.
(2)	The Senior Secured Credit Facilities will consist of (i) an $870.0 million (net of $8.7 million original issue discount) term loan facility with a seven year maturity and (ii) a $75.0 million revolving credit facility with a five year maturity. The revolving credit facility is expected to be undrawn at closing.
(3)	Does not include $0.2 million related to long-term capital lease obligations.
(4)	In connection with this offering, EGL Holdco. Inc. (an indirect parent of Eagle Parent) will contribute to the equity of Eagle Parent amounts contributed to it by Apax and management of $647.7 million, which is presented net of $39.6 million of transaction costs charged directly to stockholders’ equity.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following pro forma condensed combined financial information has been developed by applying pro forma adjustments to the individual historical audited consolidated financial statements of Epicor and Activant included elsewhere in this offering memorandum. The unaudited pro forma condensed combined statements of operations of Eagle Parent, Inc. is presented to show how Eagle Parent, Inc. might have looked if the Transactions had occurred on October 1, 2009. The unaudited condensed combined balance sheet has been prepared giving effect to the Transactions as if they had been completed on March 31, 2011.

The unaudited pro forma condensed combined financial information includes unaudited pro forma adjustments that are factually supportable and directly attributable to the Acquisition. In addition, with respect to the unaudited pro forma condensed combined financial information, the unaudited pro forma adjustments are expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information was prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805 – Business Combinations and are based on Activant’s historical audited and Epicor’s historical unaudited financial statements for the year ended September 30, 2010 and Activant’s and Epicor’s historical unaudited financial statements for the six months ended March 31, 2011 and 2010 and for the twelve months ended March 31, 2011.

The unaudited pro forma condensed combined financial information also includes the presentation of the unaudited pro forma condensed combined statement of operations for the twelve months ended March 31, 2011 (the “Pro Forma LTM Period”). The Pro Forma LTM Period is calculated as follows: (i) the unaudited condensed combined statement of operations for the year ended September 30, 2010; plus (ii) the unaudited condensed combined statement of operations for the six months ended March 31, 2011; less (iii) the unaudited condensed combined statement of operations for the six months ended March 31, 2010; and (iv) adjusted for the appropriate pro forma adjustments for the twelve month period ended March 31, 2011.

The unaudited pro forma condensed combined statements of operations do not include the following non-recurring items: (i) transaction costs associated with the Acquisition that are no longer capitalized as part of the acquisition and other costs associated with the issuance of the notes; (ii) the write-off of previous debt issuance costs; (iii) the impact of the change in fair value of inventory on continuing gross profits; (iv) the impact of the decrease in deferred revenue on the continuing gross profits; and (vi) the additional expense associated with accelerated vesting of share-based arrangements.

The Acquisition has been accounted for using the acquisition method of accounting which is based on ASC 805 which requires recognition and measurement of all identifiable assets acquired and liabilities assumed at their full fair value as of the date control is obtained. The preliminary valuation of the tangible and identifiable intangible assets acquired and liabilities assumed was used by management to prepare the unaudited condensed combined financial information, however the pro forma information presented will be revised based upon management’s final analysis, with the assistance of valuation advisors and calculations, and the resolution of purchase price adjustments will be completed as additional information becomes available as of the closing date of the Acquisition. Such final adjustments, including changes to amortizable tangible and intangible assets, may be material.

The unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances. The unaudited pro forma condensed combined financial information is presented for informational purposes only. The unaudited pro forma condensed combined financial information does not purport to represent what our results of operations or financial condition would have been had the Transactions actually occurred on the dates indicated, nor do they purport to project our results of operations or financial condition for any future period or as of any future date.

All pro forma adjustments and their underlying assumptions are described more fully in the notes to our unaudited pro forma condensed combined financial information.

Eagle Parent, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2011

(in thousands)	Activant (a)	Epicor (b)	Reclass Adj.			Pro Forma Adj.			Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$88,992	$90,411	$—			$(159,911)	(d	)	$19,492
Trade accounts receivable	32,781	92,238	—			—			125,019
Inventories	2,278	2,747	—			414	(e	)	5,439
Deferred tax assets	5,529	13,779	—			(1,703)	(f	)	17,605
Income taxes receivable	979	—	7,739	(c	)	—			8,718
Prepaid expenses and other current assets	4,624	28,203	(7,739)	(c	)	—			25,088

Total current assets	135,183	227,378	—			(161,200)			201,361
Property and equipment, net	7,652	31,199	—			14,505	(e	)	53,356
Intangible assets, net	154,597	59,648	—			885,755	(e	)	1,100,000
Goodwill	541,454	378,282	—			166,996	(e	)	1,086,732
Deferred financing costs	8,091	—	2,987	(c	)	30,407	(g	)	41,485
Other assets	4,900	9,113	(2,987)	(c	)	—			11,026
Deferred tax assets	—	27,804	—			—			27,804

TOTAL ASSETS	$851,877	$733,424	$—			$936,463			$2,521,764

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$14,903	$15,611	$—			$—			$30,514
Payroll related accruals	15,342	15,645	—			—			30,987
Deferred revenue	32,598	105,883	—			(63,281)	(e	)	75,200
Current portion of long-term debt	2,293	200	—			6,407	(h	)	8,900
Accrued interest payable	9,175	—	2,315	(c	)	(11,490)	(f	)	—
Accrued expenses and other current liabilities	16,692	26,564	(2,315)	(c	)	(4,232)	(f	)	38,839
			2,130	(c	)
Current portion of accrued restructuring costs	—	2,130	(2,130)	(c	)	—			—

Total current liabilities	91,003	166,033	—			(72,596)			184,440
Long-term debt, net of discount	494,536	233,629	—			589,435	(h	)	1,317,600
Deferred tax liabilities	48,272	16,264	—			332,829	(i	)	397,365
Other liabilities	9,241	3,235	357	(c	)	(3,572)	(e	)	14,253
			4,992	(c)
Long-term portion of accrued restructuring costs	—	4,992	(4,992)	(c	)	—			—
Long-term portion of deferred revenue	—	357	(357)	(c	)	—			—

Total liabilities	643,052	424,510	—			846,096			1,913,658

Commitment and contingencies
Total stockholders’ equity	208,825	308,914	—			90,367	(j	)	608,106

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$851,877	$733,424	$—			$936,463			$2,521,764

See accompanying notes to the unaudited pro forma condensed combined financial information

Eagle Parent, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

Year ended September 30, 2010

(in thousands)	Activant (k)	Epicor (l)	Reclass Adj.			Pro Forma Adj.			Pro Forma
Revenues:
Systems	$127,958	$—	$231,150	(m	)	$—			$359,108
Services	242,798	—	203,829	(m	)	—			446,627
License fees	—	81,388	(81,388)	(m	)	—			—
Consulting	—	135,132	(135,132)	(m	)	—			—
Maintenance	—	192,571	(192,571)	(m	)	—			—
Hardware and other	—	25,888	(25,888)	(m	)	—			—

Total revenues	370,756	434,979	—			—			805,735

Cost of revenues
Systems	65,840	—	141,411	(m	)	—			205,895
			(1,356)	(m	)	—
Services	77,861	—	56,292	(m	)	—			133,468
			(685)	(m	)	—
License fees	—	19,596	(19,596)	(m	)	—			—
Consulting	—	108,317	(108,317)	(m	)	—			—
Maintenance	—	46,854	(46,854)	(m	)	—			—
Hardware and other	—	22,936	(22,936)	(m	)	—			—
Amortization of intangible assets	—	28,255	(28,255)	(m	)	—			—

Total cost of revenues	143,701	225,958	(30,296)			—			339,363

Gross profit	227,055	209,021	30,296			—			466,372

Operating expenses:
Sales and marketing	58,039	84,076	(902)	(m	)	—			141,213
Product development	34,381	—	52,652	(m	)	—			86,246
			(787)	(m	)	—
Software development	—	52,652	(52,652)	(m	)	—			—
General and administrative	27,904	50,603	(3,663)	(m	)	—			74,844
Depreciation and amortization	39,611	—	35,648	(m	)	(2,768)	(n	)	120,625
						48,134	(o	)
Restructuring costs	2,981	3,539	—			—			6,520

Total operating expenses	162,916	190,870	30,296			45,366			429,448

Operating income	64,139	18,151	—			(45,366)			36,924

Interest expense	(31,350)	(20,011)	—			(44,148)	(p	)	(95,509)
Other expense, net	(101)	(509)	—			—			(610)

Income (loss) from continuing operations before income taxes	32,688	(2,369)	—			(89,514)			(59,195)
Income tax expense (benefit)	13,948	1,365	—			(30,792)	(q	)	(15,479)

Income (loss) from continuing operations	$18,740	$(3,734)	$—			$(58,722)			$(43,716)

See accompanying notes to the unaudited pro forma condensed combined financial information

Eagle Parent, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

Six months ended March 31, 2011

(in thousands)	Activant (k)	Epicor (l)	Reclass Adj.			Pro Forma Adj.			Pro Forma
Revenues:
Systems	$59,363	$—	$123,849	(m	)	$—			$183,212
Services	122,589	—	105,649	(m	)	—			228,238
License fees	—	47,474	(47,474)	(m	)	—			—
Consulting	—	72,134	(72,134)	(m	)	—			—
Maintenance	—	100,163	(100,163)	(m	)	—			—
Hardware and other	—	9,727	(9,727)	(m	)	—			—

Total revenues	181,952	229,498	—			—			411,450

Cost of revenues
Systems	31,250	—	71,259	(m	)	—			101,843
			(666)	(m	)
Services	38,663	—	30,373	(m	)	—			68,752
			(284)	(m	)
License fees	—	8,645	(8,645)	(m	)	—			—
Consulting	—	59,775	(59,775)	(m	)	—			—
Maintenance	—	25,003	(25,003)	(m	)	—			—
Hardware and other	—	8,209	(8,209)	(m	)	—			—
Amortization of intangible assets	—	12,650	(12,650)	(m	)	—			—

Total cost of revenues	69,913	114,282	(13,600)			—			170,595

Gross profit	112,039	115,216	13,600			—			240,855

Operating expenses:
Sales and marketing	28,345	51,277	(346)	(m	)	—			79,276
Product development	17,598	—	27,718	(m	)	—			44,935
			(381)	(m	)
Software development	—	27,718	(27,718)	(m	)	—			—
General and administrative	16,115	26,219	(2,000)	(m	)	(1,188)	(r	)	39,146
Depreciation and amortization	20,123	—	16,327	(m	)	(779)	(n	)	60,313
						24,642	(o	)
Restructuring costs	21	2,970	—			—			2,991

Total operating expenses	82,202	108,184	13,600			22,675			226,661

Operating income	29,837	7,032	—			(22,675)			14,194
Interest expense	(17,786)	(9,967)	—			(20,058)	(p	)	(47,811)
Other income, net	220	261	—			—			481

Income (loss) from continuing operations before income taxes	12,271	(2,674)	—			(42,733)			(33,136)
Income tax expense (benefit)	6,813	(5,273)	—			(14,700)	(q	)	(13,160)

Income (loss) from continuing operations	$5,458	$2,599	$—			$(28,033)			$(19,976)

See accompanying notes to the unaudited pro forma condensed combined financial information

Eagle Parent, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

Six months ended March 31, 2010

(in thousands)	Activant (k)	Epicor (l)	Reclass Adj.			Pro Forma Adj.			Pro Forma
Revenues:
Systems	$61,461	$—	$109,263	(m	)	$—			$170,724
Services	121,684	—	101,927	(m	)	—			223,611
License fees	—	42,020	(42,020)	(m	)	—			—
Consulting	—	64,255	(64,255)	(m	)	—			—
Maintenance	—	96,529	(96,529)	(m	)	—			—
Hardware and other	—	8,386	(8,386)	(m	)	—			—

Total revenues	183,145	211,190	—			—			394,335

Cost of revenues
Systems	34,109	—	64,751	(m	)	—			98,178
			(682)	(m	)
Services	39,370	—	27,798	(m	)	—			66,815
			(353)	(m	)
License fees	—	9,401	(9,401)	(m	)	—			—
Consulting	—	52,514	(52,514)	(m	)	—			—
Maintenance	—	23,198	(23,198)	(m	)	—			—
Hardware and other	—	7,436	(7,436)	(m	)	—			—
Amortization of intangible assets	—	14,157	(14,157)	(m	)	—			—

Total cost of revenues	73,479	106,706	(15,192)			—			164,993

Gross profit	109,666	104,484	15,192			—			229,342

Operating expenses:
Sales and marketing	28,554	41,822	(414)	(m	)	—			69,962
Product development	17,366	—	26,404	(m	)	—			43,367
			(403)	(m	)
Software development	—	26,404	(26,404)	(m	)	—			—
General and administrative	12,529	25,084	(1,918)	(m	)	—			35,695
Depreciation and amortization	19,782	—	17,927	(m	)	(1,803)	(n	)	60,313
						24,407	(o	)
Restructuring costs	1,974	45	—			—			2,019

Total operating expenses	80,205	93,355	15,192			22,604			211,356

Operating income	29,461	11,129	—			(22,604)	(n	)	17,986
Interest expense	(15,703)	(9,968)	—			(22,042)	(p	)	(47,713)
Other income (expense), net	431	(736)	—			—			(305)

Income (loss) from continuing operations before income taxes	14,189	425	—			(44,646)			(30,032)
Income tax expense (benefit)	5,643	(6,259)	—			(15,358)	(q	)	(15,974)

Income (loss) from continuing operations	$8,546	$6,684	$—			$(29,288)			$(14,058)

See accompanying notes to the unaudited pro forma condensed combined financial information

Eagle Parent, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

Twelve months ended March 31, 2011

(in thousands)	Activant (k)	Epicor (l)	Reclass Adj.			Pro Forma Adj.			Pro Forma
Revenues:
Systems	$125,860	$—	$245,736	(m	)	$—			$371,596
Services	243,703	—	207,551	(m	)	—			451,254
License fees	—	86,842	(86,842)	(m	)	—			—
Consulting	—	143,011	(143,011)	(m	)	—			—
Maintenance	—	196,205	(196,205)	(m	)	—			—
Hardware and other	—	27,229	(27,229)	(m	)	—			—

Total revenues	369,563	453,287	—			—			822,850

Cost of revenues
Systems	62,981	—	147,919	(m	)	—			209,560
			(1,340)	(m	)
Services	77,154	—	58,867	(m	)	—			135,405
			(616)	(m	)
License fees	—	18,840	(18,840)	(m	)	—			—
Consulting	—	115,578	(115,578)	(m	)	—			—
Maintenance	—	48,659	(48,659)	(m	)	—			—
Hardware and other	—	23,709	(23,709)	(m	)	—			—
Amortization of intangible assets	—	26,748	(26,748)	(m	)	—			—

Total cost of revenues	140,135	233,534	(28,704)			—			344,965

Gross profit	229,428	219,753	28,704			—			477,885

Operating expenses:
Sales and marketing	57,830	93,531	(835)	(m	)	—			150,526
Product development	34,613	—	53,966	(m	)	—			87,814
			(765)	(m	)
Software development	—	53,966	(53,966)	(m	)	—			—
General and administrative	31,490	51,738	(3,744)	(m	)	(1,188)	(r	)	78,296
Depreciation and amortization	39,952	—	34,048	(m	)	(1,745)	(n	)	120,624
						48,369	(o	)
Restructuring costs	1,028	6,464	—			—			7,492

Total operating expenses	164,913	205,699	28,704			45,436			444,752

Operating income	64,515	14,054	—			(45,436)			33,133
Interest expense	(33,433)	(20,010)	—			(42,164)	(p	)	(95,607)
Other income (expense), net	(312)	488	—			—			176

Income (loss) from continuing operations before income taxes	30,770	(5,468)	—			(87,600)			(62,298)
Income tax expense (benefit)	15,118	2,351	—			(30,134)	(q	)	(12,665)

Income (loss) from continuing operations	$15,652	$(7,819)	$—			$(57,466)			$(49,633)

See accompanying notes to the unaudited pro forma condensed combined financial information

Eagle Parent, Inc.

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

Note 1—Basis of Presentation

Both Activant and Epicor have entered into merger agreements with funds affiliated with Apax. In connection with the Acquisition, Apax entered into a debt commitment letter with a syndicate of commercial banks to provide up to $1,410 million in financing to fund the Acquisition.

The purchase price for the Acquisition is estimated as listed below, subject to a working capital adjustment. The purchase price will be allocated to the fair value of both Activant’s and Epicor’s assets acquired and liabilities assumed. The pro forma purchase price allocated below has been developed based on preliminary estimates of fair value using the historical financial statements of Activant and Epicor as of March 31, 2011. In addition, the allocation of the purchase price to acquired identifiable assets and assumed liabilities is based on the preliminary valuation of the tangible and identifiable intangible assets acquired and liabilities assumed used by management to prepare the unaudited pro forma condensed combined financial information. However, the pro forma information will be revised based upon management’s final analyses, with the assistance of valuation advisors, as additional information becomes available as of the closing date of the Acquisition and the resolution of purchase price adjustments. Such final adjustments, including changes to amortizable tangible and intangible assets, may be material. The preliminary purchase price and purchase price allocation are presented as follow:

(in thousands)
Preliminary Purchase Price:
Activant	$969,144
Epicor	802,092

Total purchase price	$1,771,236

Preliminary Purchase Price Allocation:
Tangible assets acquired:
Current assets	$361,272
Property and equipment, net	53,356
Other non-current assets	38,830

Total tangible assets acquired	453,458
Identified intangible assets acquired	1,100,000
Current liabilities assumed	(189,968)
Long-term liabilities	(678,986)

Total assets acquired in excess of liabilities assumed	684,504
Goodwill	1,086,732

Total purchase price	$1,771,236

We have determined that goodwill arising from the acquisition will not be deductible for tax purposes.

Note 2—Pro Forma Adjustments and Assumptions

Unaudited pro forma condensed combined balance sheet

(a)	Represents the unaudited historical consolidated balance sheet of Activant as of March 31, 2011.

(b)	Represents the unaudited historical consolidated balance sheet of Epicor as of March 31, 2011.

(c)	Represents the reclassification of certain of Epicor’s accounts in order to conform to similar account classifications in Activant’s financial statement presentation including reclassification of the following:

(i)	income taxes receivable from prepaid expenses and other current assets to income taxes receivable;

(ii)	deferred financing costs from other assets to deferred financing costs;

(iii)	accrued interest from accrued expenses and other current liabilities to accrued interest payable;

(iv)	current portion of accrued restructuring costs to accrued expenses and other current liabilities;

(v)	long term deferred revenues to other liabilities; and

(vi)	long term accrued restructuring costs to other liabilities.

(d)	Represents the net change in cash, calculated as follows:

(in thousands)
Equity contribution from our Sponsor	$647,700
Proceeds from the notes offered hereby (i)	465,000
Proceeds from Senior Secured Credit Facilities (ii)	861,300
Purchase of Activant equity (iii)	(444,401)
Purchase of Epicor equity (iv)	(802,092)
Repayment of existing long-term debt along with early termination fee
Activant (v)	(515,665)
Epicor (vi)	(267,367)
Payment of debt issuance costs, estimated fees and expenses (vii)	(104,386)

Net adjustment to cash	$(159,911)

(i)	Represents the aggregate principal amount of the notes offered hereby, excluding any discount.

(ii)	The Senior Secured Credit Facilities will consist of (i) an $870.0 million term loan facility with a seven year maturity and (ii) a $75.0 million revolving credit facility with a five year maturity. The revolving credit facility will be undrawn at closing.

(iii)	Represents the purchase consideration to consummate the merger of Sub5 Merger Sub, Inc., a wholly-owned subsidiary of Eagle Parent with and into Activant (the “Activant Merger”).

(iv)	Represents the purchase consideration to consummate the merger of Element Merger Sub, Inc., a wholly-owned subsidiary of Eagle Parent, with and into Epicor (the “Epicor Merger”).

(v)	Represents the repayment of the outstanding debt and interest rate swap balances of Activant at March 31, 2011, an early termination fee for prepayment of outstanding debt and accrued interest.

(vi)	Represents the repayment of the outstanding debt balances of Epicor at March 31, 2011 and accrued interest.

(vii)	Represents the payment of debt issuance costs of $41 million related to the notes offered hereby and the Senior Secured Credit Facilities, and fees and expenses of approximately $63 million associated with the Acquisition.

(e)	Represents the net adjustment for the fair value of the inventories, property and equipment, identifiable intangible assets, and deferred revenues that are being acquired along with the goodwill as determined above. The Acquisition will be accounted for as purchases in accordance with ASC 805. We have allocated the excess of the purchase price over the net assets acquired over liabilities assumed to goodwill. The estimated fair values of the inventories, property and equipment and identifiable intangible assets is based on management’s best estimate of the fair value for the preparation of the pro forma financial information and is subject to the final management analyses, with the assistance of valuation advisors, at the completion of the acquisition. The respective net adjustments have been calculated as follows:

(in thousands)	Inventories	Property and Equipment	Intangible Assets	Deferred Revenue
Fair value of acquired assets	$5,439	$53,356	$1,100,000	$75,200
Elimination of pre-acquisition assets:
Activant	(2,278)	(7,652)	(154,597)	(35,813)
Epicor	(2,747)	(31,199)	(59,648)	(106,240)

Net adjustments	$414	$14,505	$885,755	$(66,853)

	Goodwill
Goodwill (as determined above)	$1,086,732
Elimination of pre-acquisition assets:
Activant	(541,454)
Epicor	(378,282)

Net adjustment	$166,996

(f)	Represents the net adjustment to reflect the repayment of Activant’s outstanding interest rate swap and both Activant’s and Epicor’s accrued interest payable as of March 31, 2011.

(g)	Represents the net adjustment to debt issuance costs associated with the issuance of the notes offered hereby and the Senior Secured Credit Facilities, calculated as follows:

(in thousands)
Debt issuance costs related to the notes offered hereby	$14,227
Debt issuance costs related to the Senior Secured Credit Facilities	25,008
Debt issuance costs related to the revolver	1,875
OID on revolver	375
Less: Historical debt issuance costs (as these are not acquired assets)
Activant	(8,091)
Epicor	(2,987)

Net adjustment to debt issuance costs	$30,407

These debt issuance costs will be amortized on a straight-line basis (which approximates the effective-interest method) for the notes over a period of 8 years, and using the effective interest method for the Senior Secured Credit Facilities over a period of 7 years.

(h)	Represents the net adjustment to total debt associated with the issuance of the notes offered hereby, the Senior Secured Credit Facilities, and the repayment of the existing debt, calculated as follows:

(in thousands)
Proceeds from the notes offered hereby	$465,000
Proceeds from Senior Secured Credit Facilities	870,000
Less: OID Senior Secured Credit Facilities	(8,700)
Less: Current portion of long-term debt	(8,700)
Less: Repayment of existing long-term debt
Activant	(494,536)
Epicor	(233,629)

Net adjustment to total long-term debt	$589,435

Current portion of Senior Secured Credit Facilities	8,700
Less: Current portion of Activant’s long-term debt	(2,293)

Net adjustment to current portion of long-term debt	$6,407

(i)	Represents the change in long-term deferred tax liabilities associated with the fair value adjustments to inventory, property and equipment, intangible assets and deferred revenue, calculated at an applicable tax rate of 34.4%.

(j)	Represents the net adjustment to stockholders’ equity in conjunction with the Acquisition and refinancing, calculated as follows:

(in thousands)
Equity contribution from our Sponsor	$647,700
Non-capitalizable transaction costs charged to equity (i)	(39,594)
Less: Historical stockholders’ equity
Activant	(208,825)
Epicor	(308,914)

Net adjustment to stockholders’ equity	$90,367

(i)	Represents the transaction costs incurred by Apax associated with the Acquisition that are no longer capitalized as part of an acquisition.

Unaudited pro forma condensed combined statements of operations

(k)	Represents the historical consolidated results of operations for Activant for the year ended September 30, 2010, the six months ended March 31, 2011 and 2010 and the twelve months ended March 31, 2011, as applicable.

(l)	Represents the historical consolidated results of operations for Epicor for the twelve months ended September 30, 2010, the six months ended March 31, 2011 and 2010 and the twelve months ended March 31, 2011, as applicable. Epicor has historically presented their financial information with a calendar year ended December 31. The respective year end and six month periods for Epicor have been calculated based on publicly available information in order to present comparable periods as that of Activant.

(m)	Represents the reclassification of certain of Epicor’s accounts in the Statements of Operations for the year ended September 30, 2010, the six months ended March 31, 2011 and 2010 and the twelve months ended March 31, 2011, as applicable in order to conform to similar account classifications in Activant’s Statement of Operations presentation, including reclassification of the following:

(i)	Epicor’s revenues generated from license fees, consulting (excluding recurring revenues, such as SaaS, hosting and managed services), and hardware to systems revenues;

(ii)	Epicor’s revenues generated from maintenance and recurring revenue, such as SaaS, hosting and managed services to services revenues;

(iii)	Epicor’s cost of revenues from license fees, consulting (excluding recurring revenues such as SaaS, hosting and managed services), and hardware to systems cost of revenues;

(iv)	Epicor’s cost of revenues from maintenance and recurring revenue, such as SaaS, hosting and managed services to services cost of revenues;

(v)	Epicor’s software development expense to conform to product development expense; and

(vi)	Epicor’s depreciation and amortization expense included within multiple lines within the Statement of Operations to depreciation and amortization.

Adjustments (n) through (p) to the Statements of Operations for the year ended September 30, 2010, the six months ended March 31, 2011 and 2010 and the twelve months ended March 31, 2011, as applicable, include pro forma adjustments to changes in fair value of the assets acquired along with pro forma adjustments to related financing activities including the notes offered hereby and the Senior Secured Credit Facilities.

(n)	Represents the net adjustment to depreciation expense related to the change in the estimated fair value of the property and equipment acquired in the Acquisition. The revised depreciation expense was calculated using the following estimated useful lives as determined by management: Buildings—32 years; Computer Equipment—3 years; Furniture, Fixtures and Equipment and Leasehold Improvements—3 to 4 years; and Software—4 years. The amounts allocated to the property and equipment and the estimated useful lives are based on preliminary fair value estimates under the guidance of ASC 805. The purchase price allocation was made only for the purpose of presenting unaudited pro forma condensed combined financial information. The calculation of the net adjustment to depreciation expense is as follows:

(in thousands)	Year ended September 30, 2010	Six months ended March 31, 2010	Six months ended March 31, 2011	Twelve months ended March 31, 2011
Depreciation expense for property and equipment	$9,778	$4,889	$4,889	$9,778
Elimination of pre-acquisition depreciation expense:
Activant	(5,153)	(2,922)	(1,991)	(4,222)
Epicor	(7,393)	(3,770)	(3,677)	(7,301)

Net adjustments	$(2,768)	$(1,803)	$(779)	$(1,745)

(o)

Represents the net adjustment to amortization expense related to the change in fair value or new identifiable intangible assets acquired in the Acquisition. The revised amortization expense was calculated using the range of estimated useful lives of 9 to 11 years. The amounts allocated to the identifiable intangible assets and the estimated useful lives are based on preliminary fair value estimates under the guidance of ASC 805. The purchase price allocation was made only for the purpose of presenting unaudited pro forma condensed combined financial information. The calculation of the net adjustment to amortization expense is as follows:

(in thousands)	Year ended September 30, 2010	Six months ended March 31, 2010	Six months ended March 31, 2011	Twelve months ended March 31, 2011
Amortization expense for identifiable intangible assets	$110,847	$55,424	$55,424	$110,847
Elimination of pre-acquisition amortization expense:
Activant	(34,458)	(16,860)	(18,132)	(35,730)
Epicor	(28,255)	(14,157)	(12,650)	(26,748)

Net adjustments	$48,134	$24,407	$24,642	$48,369

(p)	Represents the net adjustment to interest expense related to the notes offered hereby and the Senior Secured Credit Facilities, calculated as follows:

(in thousands)	Year ended September 30, 2010	Six months ended March 31, 2010	Six months ended March 31, 2011	Twelve months ended March 31, 2011
Interest expense on notes offered hereby (i)	$(40,688)	$(20,344)	$(20,344)	$(40,688)
Interest expense on Senior Secured Credit Facilities (ii)	(43,456)	(21,782)	(21,564)	(43,238)
Interest expense on undrawn revolver	(563)	(281)	(281)	(563)
Amortization of debt issuance costs related to the notes offered hereby (iii)	(1,778)	(889)	(889)	(1,778)
Amortization of debt issuance costs related to the Senior Secured Credit Facilities (iii)	(5,771)	(2,852)	(2,988)	(5,907)
Amortization of debt issuance costs related to the revolver	(375)	(188)	(188)	(375)
Amortization of the OID related to the Senior Secured Credit Facilities	(1,074)	(531)	(556)	(1,099)
Amortization of the OID related to the revolver	(75)	(38)	(38)	(75)
Non-refinanced interest expense	(1,729)	(808)	(963)	(1,884)

Pro forma interest expense	(95,509)	(47,713)	(47,811)	(95,607)
Elimination of historical interest expense
Activant	31,350	15,703	17,786	33,433
Epicor	20,011	9,968	9,967	20,010

Net adjustments	$(44,148)	$(22,042)	$(20,058)	$(42,164)

(i)	Represents the interest expense related to the notes offered hereby in an aggregate principal amount of $465.0 million, bearing an interest rate of 8.75% per annum. Each 1/8% fluctuation in the interest rate of the notes would change pro forma interest expense by approximately $0.6 million per annum.

(ii)	Represents the interest expense related to the Senior Secured Credit Facilities in an aggregate principal amount of $870.0 million, bearing a variable interest rate of LIBOR rate + 375 basis points per annum. The adjustment assumes a LIBOR floor of 1.25%. Each 1/8% fluctuation in the Senior Secured Credit Facilities interest rate and a 1% fluctuation in the OID would change pro forma interest expense by approximately $1.1 million and $1.2 million per annum, respectively.

(iii)	Represents the straight-line amortization (which approximates the effective interest method) of debt issuance costs related to the notes offered hereby over an 8 year period and using the effective interest method for the Senior Secured Credit Facilities over a 7 year period for the term loans and over a 5 year period for the revolving credit facility, respectively.

(q)	Represents the adjustment to income taxes to reflect the unaudited pro forma adjustments at a blended statutory rate of 34.4%.

(r)	Represents historical non-recurring expenses directly attributable to the Acquisition.

Legal Proceedings

In the ordinary course of our business, we are involved in a number of lawsuits and administrative proceedings. While uncertainties are inherent in the final outcome of these matters, our management believes, after consultation with legal counsel, that the disposition of these proceedings are not expected to have a material adverse effect on our financial position, results of operations or cash flows, except as otherwise described below.

On July 12, 2010, Internet Autoparts, Inc. (“IAP”) filed a complaint in the District Court of Travis County, Texas (the “District Court”) against Activant. In the complaint, IAP alleged that we aided and abetted breaches of fiduciary duties by our appointee directors of IAP, and that we tortiously interfered with a contractual relationship of IAP by licensing catalogs and catalog services to General Parts, Inc. (“GPI”), which then allegedly used such catalogs and services to breach a covenant not to compete in IAP’s stockholders agreement. Both Activant and GPI are parties to IAP’s stockholders agreement. IAP sought to recover unspecified damages, including punitive damages, consequential or special damages, interest and any other relief to which it may be entitled. On August 6, 2010, Activant answered IAP’s complaint and filed a motion to dismiss or stay IAP’s lawsuit in favor of arbitration. On August 6, 2010, Activant also filed a demand for arbitration against IAP with the American Arbitration Association (“AAA”), seeking a declaratory judgment that Activant’s contracts with IAP expressly permit Activant to license catalogs and catalog services to GPI, as well as certain royalties that Activant claims IAP owes to Activant.

On September 16, 2010, the District Court abated IAP’s lawsuit in favor of arbitration. IAP then filed an amended answering statement with the AAA and asserted as counterclaims the same claims that it had originally filed in the District Court. On January 17, 2011, Activant filed a motion for partial summary judgment requesting that the arbitration panel dismiss all of IAP’s claims against Activant. The arbitration panel held a hearing on Activant’s summary judgment motion on February 14, 2011, and on February 22, 2011, the panel granted Activant’s summary judgment motion, thereby dismissing all of IAP’s claims against Activant. Activant’s affirmative claims against IAP remain pending, and Activant expects that there will be a hearing on the merits of its claims against IAP during the summer of 2011.

Although we intend to continue to litigate this matter vigorously, there can be no assurance that we will be successful on the remaining claims in the arbitration or on any appeal by IAP. Even if we are successful, we may incur substantial legal fees and other costs in continuing to litigate the lawsuit and the efforts and attention of our management and technical personnel may be diverted, which could also have a material adverse effect on our business, financial condition, results of operations or cash flows. We own approximately 46% of the outstanding common stock of IAP and hold two of five seats on IAP’s board of directors.

Following announcement of the Merger Agreement with affiliates of Apax Partners, four (4) putative stockholder class actions were filed in the Superior Court of California, Orange County, and two (2) such suits were filed in Delaware Chancery Court. The actions filed in California are entitled, Kline v. Epicor Software Corp. et al.,(filed Apr. 6, 2011); Tola v. Epicor Software Corp. et al., (filed Apr. 8, 2011); Watt v. Epicor Software Corp. et al., (filed Apr. 11, 2011), Frazer v. Epicor Software et al., (filed Apr. 15, 2011). The actions pending in Delaware are entitled Field Family Trust Co. v. Epicor Software Corp. et al., (filed Apr. 12, 2011) and Hull v. Klaus et al., (filed Apr. 22, 2011). Amended complaints were filed in the Tola and Field Family Trust actions on April 13, 2011 and April 14, 2011, respectively. Plaintiff Kline dismissed his lawsuit on April 18, 2011. The pending suits allege that the Epicor directors breached their fiduciary duties of loyalty and due care, among others, by seeking to complete the sale of Epicor to Apax and its affiliates through an allegedly unfair process and for an unfair price and by omitting material information from the Solicitation/Recommendation Statement on Schedule 14D-9 that Epicor filed on April 11, 2011 with the SEC. The complaints also allege that Epicor, Apax, and Sub aided and abetted the directors in the alleged breach of fiduciary duties. The plaintiffs seek certification as a class and relief that includes, among other things, an order enjoining the Tender Offer and Merger, rescission of the Merger, and payment of plaintiff’s attorneys’ fees and costs. We believe the lawsuits are without merit and intend to vigorously contest the actions. There can, however, be no assurance of the outcome of these lawsuits.